UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2022
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Management Changes

On February 4, 2022, Exicure, Inc. (the “Company”) announced certain changes to its management and its Board of Directors (the “Board”).

Effective February 4, 2022 (the “Transition Date”), Brian C. Bock will cease serving as the Company’s President and Chief Executive Officer and as a member of the Board to pursue other opportunities. Mr. Bock’s departure is not related to any disagreement regarding the Company’s operations, policies or practices. The Board appointed Matthias Schroff, Ph.D., the Company’s current Chief Scientific Officer, to the position of President and Chief Executive Officer and as a member of the Board to succeed Mr. Bock, effective February 4, 2022.

As of the Transition Date, Mr. Bock will serve as Special Advisor to the Chief Executive Officer for an initial transition period of three months (the “Advising Period”) pursuant to the terms of an advisor agreement entered into by and between the Company and Mr. Bock (the “Advisor Agreement”). Under the terms of the Advisor Agreement, the Company will compensate Mr. Bock at a flat rate of $25,000 per month during the Advising Period. After the Advising Period, the Advisor Agreement will automatically renew on a quarterly basis, unless either party terminates the Advisor Agreement prior to such quarterly anniversary date.

In connection with Dr. Schroff’s appointment as Chief Executive Officer, the Company and Dr. Schroff entered into a Second Amended and Restated Employment Agreement (the “Schroff Amended and Restated Agreement”), which amends and restates the Amended and Restated Employment Agreement between the Company and Dr. Schroff, effective as of December 10, 2019, the side letter agreement between the Company and Dr. Schroff dated June 9, 2020 and the Second Amendment to the Amended and Restated Employment Agreement between the Company and Dr. Schroff effective December 10, 2021.

Under the terms of the Schroff Amended and Restated Agreement, Dr. Schroff’s initial annual base salary was increased to $550,000 and is eligible to earn an annual cash incentive bonus, which is initially set at a target aggregate bonus amount of 50% of Dr. Schroff’s base salary, upon achievement of certain individual and/or Company performance goals set by the Compensation Committee.

Under the terms of the Schroff Amended and Restated Agreement, the Company entered into with Dr. Schroff:

•In the event of termination of Dr. Schroff ’s employment by the Company without “Cause” or by Dr. Schroff with “Good Reason” (as such terms are defined in the Schroff Amended and Restated Agreement), Dr. Schroff’s cash severance payment shall be increased to twelve (12) months of base salary, payable in the form of salary continuation payments during the applicable severance period. Such severance period reflects an increase from the prior six (6) month period.

•In the event of termination of Dr. Schroff’s employment by the Company without “Cause” or by Dr. Schroff with “Good Reason” (as such terms are defined in the Schroff Amended and Restated Agreement) within twelve (12) months following a “Change in Control” of the Company (as such term is defined in Dr. Schroff’s original employment agreement), Dr. Schroff ’s severance period shall be increased to an eighteen (18) month period from the date of termination. Such severance period reflects an increase from the prior fifteen (15) month period. The Company also agreed to pay Dr. Schroff an annual cash bonus equal to his annual target bonus opportunity for the year in which the termination of employment occurs. In addition, if Dr. Schroff timely elects to receive continued coverage under the Company’s group health care plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then he will be entitled to receive payment of the employer portion of his COBRA premiums until the earlier of (a) eighteen (18) months from his termination date or (b) the date he obtains or becomes eligible for health care coverage from a new employer or otherwise.

Dr. Schroff was also appointed as the Company’s principal executive officer. He will receive no additional compensation for this designation.

As reported previously by the Company on the Current Report on Form 8-K dated December 10, 2021, effective December 10, 2021, David A. Giljohann, Ph.D. was appointed to the position of Chief Technology Officer of the Company through January 31, 2022, at which time Dr. Giljohann separated from the Company. In connection with Dr. Giljohann’s separation from the

Company, the Company and Dr. Giljohann entered into a separation and transition agreement on January 31, 2022 (the “Giljohann Separation Agreement”). Under the terms of Giljohann Separation Agreement, Dr. Giljohann will receive a separation payment equal to $550,000, less applicable withholdings and deductions, payable during the twelve-month period following Dr. Giljohann’s separation from the Company. Pursuant to the Giljohann Separation Agreement, Dr. Giljohann releases the Company and its officers, directors and shareholders from any and all rights, claims, causes of action, charges, demands, damages and liabilities of every kind.

The foregoing descriptions of the Advisor Agreement, Schroff Amended and Restated Agreement and Giljohann Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Advisor Agreement, Schroff Amended and Restated Agreement and Giljohann Separation Agreement, each of which is included herewith as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and each of which is incorporated herein by reference.

Resignations of Andy Sassine, Tim Walbert and Bosun Hau

On February 4, 2022, the Company announced that Andrew Sassine, a member of the Board and a member of the Audit Committee, has resigned from the Board and the Audit Committee of the Board, effective February 3, 2022. Mr. Sassine’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On February 4, 2022, the Company announced that Timothy P. Walbert, the Company’s chair of the Board, has resigned from the Company’s Board, effective February 4, 2022. Mr. Walbert’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On February 4, 2022, the Company announced that Bosun Hau, a member of the Board and chair of the Board’s Compensation Committee, has resigned from the Board and the Compensation Committee of the Board, effective February 4, 2022. Mr. Hau’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Betsy Garofalo as Chair of the Board; Appointment of Matthias Schroff to Board

Upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Elizabeth (“Betsy”) Garofalo, M.D. to serve as chair of the Board to succeed Mr. Walbert and to serve on the Compensation Committee to fill the vacancy on the Compensation Committee resulting from Mr. Hau’s resignation from the Board, effective February 4, 2022.

Upon recommendation of the Nominating Committee, the Board appointed Dr. Schroff to the Board to fill the vacancy resulting from Mr. Bock’s resignation from the Board, effective February 4, 2022. Dr. Schroff will serve as a Class III director for a term expiring at the Company’s 2024 annual meeting of stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

The Board also appointed Jeffrey L. Cleland, Ph.D., a current member of the Board, to serve as the chair of the Compensation Committee to succeed Mr. Hau following his resignation.

The Board further appointed Dr. Cleland and James Sulat to the Nominating Committee to fill the vacancies resulting from Mr. Walbert’s and Mr. Hau’s resignations from the Board, effective February 4, 2022.

Reconstitution of Board Committees

As a result of the above-mentioned changes to the Board, the Board approved a reduction in the size of the Board from eight (8) to five (5) directors, and the membership of the committees of the Board was reconstituted effective February 4, 2022 as set forth below.

•The Audit Committee will be comprised of James Sulat (chair), Dr. Garofalo and Bali Muralidhar M.D., Ph.D.;

•The Compensation Committee will be comprised of Dr. Cleland (chair), Dr. Garofalo and Dr. Muralidhar; and
•The Nominating Committee will be comprised of Dr. Muralidhar (chair), Dr. Cleland and Mr. Sulat.

Item 7.01    Regulation FD Disclosure.

On February 4, 2022, the Company issued a press release announcing the management and Board changes set forth in Item 5.02. A copy of the press release is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1*	Advisor Agreement by and between Exicure, Inc. and Brian C. Bock.

10.2*	Second Amended and Restated Employment Agreement by and between Exicure, Inc. and Matthias Schroff, Ph.D.

10.3*	Separation and Transition Agreement by and between Exicure, Inc. and David A. Giljohann, Ph.D.

99.1*	Press release dated February 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2022	EXICURE, INC.

	By:	/s/ Elias D. Papadimas
Elias D. Papadimas
Chief Financial Officer